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                                                                   EXHIBIT 99.1

FOR IMMEDIATE RELEASE

COMPANY CONTACTS:
Debra L. Nelson                            Al Alioto
Chief Financial Officer                    Vice President, Sales and Marketing
Ibis Technology Corporation                Ibis Technology Corporation
Tel: 978-777-4247                          Tel: 978-777-4247 or 831-662-9100
Email: debra_nelson@ibis.com               Email: al_alioto@ibis.com

AGENCY CONTACT:
Charla Jones
Northeast Regional Director
The Loomis Group, Inc.
Tel: 617-638-0022
Fax: 617-638-0033
Email: charla@loomisgroup.com

                  IBIS TECHNOLOGY ANNOUNCES PLANS TO DEVELOP
                       NEXT-GENERATION OXYGEN IMPLANTER
                 IBIS 2000 TO PRODUCE 300 MM SIMOX-SOI WAFERS

DANVERS, Mass., November 8, 1999 -- Ibis Technology Corporation (NASDAQ:
IBIS), a leading manufacturer and supplier of SIMOX-SOI (Separation by IMplantation of OXygen / Silicon-On-Insulator) implantation equipment and wafers to semiconductor manufacturers, today announced plans to develop the next-generation Ibis 2000 oxygen implanter. The proprietary Ibis 2000 will support the volume production of high quality SIMOX-SOI 200 mm and 300 mm wafers for the global semiconductor industry. The design and development effort has commenced and the Ibis 2000 oxygen implanter is forecasted to be ready for shipping in the first quarter of 2002. This news comes in the wake of September's announcement that the company is manufacturing three additional Ibis 1000 implanters for internal wafer production and expanding its manufacturing and engineering facility. The addition to Ibis Technology's SIMOX production facility is forecasted to increase the company's capacity to produce wafers by 150 percent.

Extending the capabilities of the production-proven Ibis 1000, the advanced Ibis 2000 will substantially increase available capacity, advance process technology, increase throughput and reduce costs. The oxygen implanter will utilize next-generation beamline design to reduce the number of beamline components and improve beam transport. The modular construction of the system will enable improved serviceability and diagnostics, while simplifying the assembly and shipping of the machine. The Ibis 2000 will be bulkhead mounted in the cleanroom and offers front-opening unified pod (FOUP) capability. In addition, the improved automation and operator-friendly controls will raise the overall productivity and afford ease-of-use.

"The migration to 300 mm, which is intrinsic to the technology roadmaps of several leading integrated circuit manufacturers, is supported by the Ibis 2000." said Martin Reid, president and chief executive officer of Ibis Technology. "The Ibis 2000 oxygen implanter will capitalize on the technology embodied in the Ibis 1000 platform. This development


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IBIS TECHNOLOGY ANNOUNCES PLANS TO DEVELOP NEXT GENERATION OXYGEN IMPLANTER
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underscores Ibis Technology's commitment to supplying leading-edge wafers and equipment to customers."

The Ibis 2000 will also offer extensive low-dose and low-energy capabilities, facilitating the use of the Advantox* product portfolio introduced last year by Ibis Technology. The portfolio significantly expands the range of commercial applications for Ibis SIMOX-SOI wafers.

SIMOX-SOI wafers are Silicon-On-Insulator wafers that enable the production of integrated circuits that the Company believes offer significant advantages over-circuits constructed on conventional silicon or epitaxial wafers. These advantages include improved microprocessing speed, reduced power consumption and higher temperature operation. Ibis' SIMOX-SOI implantation equipment consists of advanced proprietary high current Ibis 1000 oxygen implanters.

ABOUT IBIS TECHNOLOGY
Ibis Technology Corporation is headquartered in Danvers, Massachusetts and maintains an office in Aptos, California. The Company is a premier manufacturer and supplier of SIMOX-SOI implantation equipment and wafers for the worldwide semiconductor industry.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements contained in this press release that are not historical fact are forward-looking statements based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements, including, but not limited to, the impact of the Year 2000 issue; product demand and market acceptance risks, general economic conditions, the impact of competitive products, technologies and pricing, equipment capacity and supply constraints or difficulties, the cyclical nature of the semiconductor industry, and other risks described in the Company's Securities and Exchange Commission filings.

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